UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 West Chicago Avenue
	Suite 850	60654
	Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 11, 2014, InnerWorkings, Inc. (the “Company”) and John Eisel (the “Executive”) entered into an amendment (the “Amendment”) to his employment agreement originally dated September 6, 2011 (the “Agreement”). The Amendment, which is effective as of January 1, 2014, provides for a revised bonus structure (the “Bonus”) for the 2014-2016 bonus plan years, based on a percentage of the gross profit received from certain Company accounts.

In addition, the Amendment provides Executive with commissions with respect to new business generated based on certain percentages of the accompanying gross profit, subject to certain minimum contribution margin percentages and other conditions (the “Commissions”). Finally, the Amendment provides for, in addition to the severance payments and benefits to which Executive is currently entitled, continued Bonus and Commissions payments for a period of one year following Executive’s termination of employment in the event the Company terminates Executive without Cause or Executive resigns for Good Reason (each as defined in Executive’s Agreement).

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated April 11, 2014, by and between John Eisel and InnerWorkings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: April 14, 2014	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated April 11, 2014, by and between John Eisel and InnerWorkings, Inc.